Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We hereby consent to the incorporation by reference into the Registration Statements on Form S-8 (see File No. 333-17883, effective December 31, 1996) of our report dated February 28, 2005 with respect to the consolidated financial statements of PHOTONIC PRODUCTS GROUP, Inc. and Subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ HOLTZ RUBENSTEIN REMINICK LLP
HOLTZ RUBENSTEIN REMINICK LLP
Melville, New York
February 28, 2005